Exhibit 99.1

P R E S S   R E L E A S E

Renee Brotherton	Kevin Kessel
Corporate Communications	Investor Relations
(408) 576-7189	(408) 576-7985
renee.brotherton@flextronics.com	kevin.kessel@flextronics.com

FLEXTRONICS REPORTS FOURTH QUARTER AND FISCAL 2014 RESULTS

•	Adjusted Operating Profit Increased 72% Year-over-Year to $182 million
•	Adjusted EPS Increased 85% Year-over-Year to $0.24
•	Fiscal 2014 Free Cash Flow Generation of $701 million

San Jose, CA, April 30, 2014 — Flextronics (NASDAQ: FLEX), a leading end-to-end supply chain solutions company, today announced results for its fourth quarter and fiscal year ended March 31, 2014:

	Three Month Periods Ended		Twelve Month Periods Ended
	March 31	March 31	March 31	March 31
(US$ in millions, except WASO and EPS)	2014	2013	2014	2013
Continuing Operations:
Net sales	$6,724	$5,295	$26,109	$23,569
Adjusted operating income	$182	$106	$665	$611
GAAP operating income (loss)	$137	$(27)	$549	$349
Adjusted income from continuing operations	$146	$86	$556	$564
GAAP income (loss) from continuing operations	$43	$(49)	$366	$303
Adjusted EPS	$0.24	$0.13	$0.89	$0.84
GAAP EPS	$0.07	$(0.08)	$0.59	$0.45
WASO (millions)	612	664	623	675

An explanation and reconciliation of non-GAAP financial measures to GAAP financial measures is presented in Schedule II attached to this press release. Weighted average ordinary shares used for calculating GAAP EPS for the three months ended March 31, 2013 were the same for basic and diluted, or 651 million shares, due to the net loss for the quarter ended March 31, 2013, see Schedule I.

Fiscal Year 2014 Results of Operations

Net sales for the fiscal year ended March 31, 2014 were $26.1 billion, an increase of $2.5 billion from the $23.6 billion recognized in fiscal year 2013. Adjusted operating income increased 9% from $611 million to $665 million in the fiscal year ended March 31, 2014. Adjusted earnings per diluted share also increased 6% to $0.89 year-over-year.

“Fiscal 2014 marked a year of continuous improvement and execution,” said Mike McNamara, chief executive officer of Flextronics. “We consistently grew revenue, adjusted operating profit dollars, and adjusted EPS sequentially every quarter from our March trough a year ago through our December quarter. And while we are very pleased to have exceeded expectations for all three metrics this quarter, we remain focused on providing industry-leading, end-to-end supply chain solutions, driving growth and executing our strategy.”

“We continued to deliver strong cash flow generation with fiscal 2014 cash flow from operations of $1.2 billion and free cash flow of $701 million,” said Chris Collier, chief financial officer of

Flextronics. “During fiscal 2014 we repurchased 60 million shares or 9% of our shares outstanding, further demonstrating our continued commitment to deliver shareholder value.”

Fourth Quarter Results of Operations

Net sales for the fourth quarter ended March 31, 2014 were $6.7 billion, higher than the Company’s previously provided revenue guidance of $5.9 billion to $6.3 billion.  The Company’s adjusted earnings per diluted share of $0.24 in the fourth quarter ended March 31, 2014 was also higher than the Company’s previously provided guidance of $0.18 to $0.22.

Flextronics’s adjusted operating income increased $76 million or 72%, compared to the same quarter last year, to $182 million.

Adjusted net income excludes $55 million of other charges recorded in the quarter ended March 31, 2014 to recognize a contractual obligation.  The Company and the customer are finalizing an amendment to the manufacturing agreement, which includes a waiver of the $55 million obligation.  The Company believes the amendment will be executed in the current June quarter, upon which the Company will reverse this charge in the period the amendment is executed with no impact to cash.

Guidance

For the first quarter ending June 27, 2014, revenue is expected to be in the range of $6.0 to $6.5 billion and adjusted EPS is expected to be in the range of $0.20 to $0.24 per diluted share.

GAAP earnings per share is expected to be higher than the guidance provided herein by approximately $0.06 per diluted share reflecting $0.09 other income for the reversal of the $55.0 million other charge less approximately $0.03 for intangible amortization and stock-based compensation expense.

Conference Calls and Web Casts

A conference call hosted by Flextronics’s management team will be held today at 2:00 PM (PT) / 5:00 PM (ET) to discuss the Company’s financial results for the fourth quarter ended March 31, 2014.  The conference call will be broadcast via the Internet and may be accessed by logging on to the Company’s website at www.flextronics.com. Additional information in the form of a slide presentation may also be found on the Company’s site.  A replay of the broadcast will remain available on the Company’s website afterwards.

About Flextronics

Flextronics (Reg. No. 199002645H) is a leading end-to-end supply chain solutions company that delivers design, engineering, manufacturing and logistics services to a range of industries and end-markets, including data networking, telecom, enterprise computing and storage, industrial, capital equipment, appliances, automation, medical, automotive, aerospace and defense, energy, mobile, computing and other electronic product categories. Flextronics is an industry leader with $26 billion in sales, generated from helping customers design, build, ship, and service their products through an unparalleled network of facilities in approximately 30 countries and across four continents. Flextronics service offerings and vertically integrated component technologies optimize customer supply chains by lowering costs, increasing flexibility, and reducing time-to-market. For more information, visit www.flextronics.com or follow us on Twitter @flextronics.

# # #

This press release contains forward-looking statements within the meaning of U.S. securities law including statements related to the future expected revenues and earnings per share. These forward-looking statements involve risks and uncertainties that could cause the actual results to differ materially from those anticipated by these forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements. These risks include: that future revenues and earnings may not be achieved as expected; the challenges of effectively managing our operations, including our ability to control costs and manage changes in our operations; our inability to amend the manufacturing agreement referenced above in the June quarter as expected; compliance with legal and regulatory requirements; the possibility that benefits of the Company’s restructuring actions may not materialize as expected; that the expected revenue and margins from recently launched programs may not be realized; that recently proposed changes in tax laws in certain jurisdictions where we operate may materially impact our tax expense, and the effects that the current macroeconomic environment could have on our business and demand for our products as well as the effects that current credit and market conditions could have on the liquidity and financial condition of our customers and suppliers, including any impact on their ability to meet their contractual obligations. Additional information concerning these and other risks is described under “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our reports on Form 10-K and 10-Q that we file with the U.S. Securities and Exchange Commission. The forward-looking statements in this press release are based on current expectations and Flextronics assumes no obligation to update these forward-looking statements. Our share repurchase program does not obligate the Company to repurchase a specific number of shares and may be suspended or terminated at any time without prior notice.

SCHEDULE I

FLEXTRONICS INTERNATIONAL LTD.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

	Three Month Periods Ended
	March 31, 2014	March 31, 2013
GAAP:
Net sales	$6,723,934	$5,295,318
Cost of sales	6,338,268	4,982,142
Restructuring charges	23,522	117,519
Gross profit	362,144	195,657
Selling, general and administrative expenses	213,735	215,484
Restructuring charges	11,029	7,224
Operating income (loss)	137,380	(27,051)
Intangible amortization	7,397	8,318
Other charges (income), net (3)	55,000	(10,773)
Interest and other, net	16,388	18,596
Income (loss) before income taxes	58,595	(43,192)
Provision for income taxes	15,620	6,124
Net income (loss)	$42,975	$(49,316)

EPS:
Net income (loss):
GAAP (2):	$0.07	$(0.08)
Non-GAAP	$0.24	$0.13

Basic shares used in computing per share amounts	598,371	650,938
Diluted shares used in computing per share amounts	611,719	664,301

FLEXTRONICS INTERNATIONAL LTD.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

	Twelve Month Periods Ended
	March 31, 2014	March 31, 2013
GAAP:
Net sales	$26,108,607	$23,569,475
Cost of sales	24,609,738	22,187,393
Restructuring charges	58,648	215,834
Gross profit	1,440,221	1,166,248
Selling, general and administrative expenses	874,796	805,235
Restructuring charges	16,663	11,600
Operating income	548,762	349,413
Intangible amortization	28,892	29,529
Other charges (income), net (3)	57,512	(65,190)
Interest and other, net	61,904	56,259
Income before income taxes	400,454	328,815
Provision for income taxes	34,860	26,313
Income from continuing operations	$365,594	$302,502
Loss from discontinued operations, net of tax	—	(25,451)
Net income	$365,594	$277,051

EPS:
Income from continuing operations:
GAAP	$0.59	$0.45
Non-GAAP	$0.89	$0.84
Loss from discontinued operations:
GAAP	$—	$(0.04)
Non-GAAP	$—	$(0.02)
Net income:
GAAP	$0.59	$0.41
Non-GAAP	$0.89	$0.81

Diluted shares used in computing per share amounts	623,479	675,033

See Schedule II for the reconciliation of GAAP to non-GAAP financial measures. See the accompanying notes on Schedule IV attached to this press release.

SCHEDULE II

FLEXTRONICS INTERNATIONAL LTD.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

(In thousands, except per share amounts)

	Three Month Periods Ended
	March 31, 2014	March 31, 2013
GAAP gross profit	$362,144	$195,657
Stock-based compensation expense	1,522	1,118
Restructuring charges	23,522	117,519
Non-GAAP gross profit	$387,188	$314,294
GAAP SG&A Expenses	$213,735	$215,484
Stock-based compensation expense	8,500	6,703
Non-GAAP SG&A Expenses	$205,235	$208,781
GAAP operating income (loss)	$137,380	$(27,051)
Stock-based compensation expense	10,022	7,821
Restructuring charges	34,551	124,743
Non-GAAP operating income	$181,953	$105,513
GAAP provision for income taxes	$15,620	$6,124
Intangible amortization benefit	291	200
Restructuring charges	3,881	5,083
Non-GAAP provision for income taxes	$19,792	$11,407
GAAP net income (loss)	$42,975	$(49,316)
Stock-based compensation expense	10,022	7,821
Intangible amortization	7,397	8,318
Restructuring charges	34,551	124,743
Other charges (3)	55,000	—
Adjustments for taxes	(4,172)	(5,283)
Non-GAAP net income	$145,773	$86,283
EPS:
Net income (loss):
GAAP (2):	$0.07	$(0.08)
Non-GAAP	$0.24	$0.13

FLEXTRONICS INTERNATIONAL LTD.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

(In thousands, except per share amounts)

	Twelve Month Periods Ended
	March 31, 2014	March 31, 2013
GAAP gross profit	$1,440,221	$1,166,248
Stock-based compensation expense	6,540	5,163
Restructuring charges	58,648	215,834
Non-GAAP gross profit	$1,505,409	$1,387,245
GAAP SG&A Expenses	$874,796	$805,235
Stock-based compensation expense	33,899	29,366
Non-GAAP SG&A Expenses	$840,897	$775,869
GAAP operating income	$548,762	$349,413
Stock-based compensation expense	40,439	34,529
Restructuring charges	75,311	227,434
Non-GAAP operating income	$664,512	$611,376
GAAP provision for income taxes	$34,860	$26,313
Intangible amortization benefit	949	23,323
Restructuring charges	7,929	6,363
Non-GAAP provision for income taxes	$43,738	$55,999
GAAP income from continuing operations	$365,594	$302,502
Stock-based compensation expense	40,439	34,529
Intangible amortization	28,892	29,529
Restructuring charges	75,311	227,434
Other charges (3)	55,000	—
Adjustments for taxes	(8,878)	(29,686)
Non-GAAP income from continuing operations	$556,358	$564,308
GAAP net income	$365,594	$277,051
Stock-based compensation expense	40,439	34,529
Intangible amortization	28,892	40,529
Restructuring charges	75,311	227,434
Other charges (3)	55,000	—
Adjustments for taxes	(8,878)	(29,686)
Non-GAAP net income	$556,358	$549,857
EPS:
Income from continuing operations:
GAAP	$0.59	$0.45
Non-GAAP	$0.89	$0.84
Loss from discontinued operations:
GAAP	$—	$(0.04)
Non-GAAP	$—	$(0.02)
Net income:
GAAP	$0.59	$0.41
Non-GAAP	$0.89	$0.81

SCHEDULE III

FLEXTRONICS INTERNATIONAL LTD.

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

	March 31, 2014	March 31, 2013
ASSETS
Current Assets:
Cash and cash equivalents	$1,593,728	$1,587,087
Accounts receivable, net	2,697,985	2,111,996
Inventories	3,599,008	2,722,500
Other current assets	1,485,095	1,349,818
Total current assets	9,375,816	7,771,401

Property and equipment, net	2,288,656	2,174,588
Goodwill and other intangible assets, net	377,218	343,552
Other assets	433,950	302,014
Total assets	$12,475,640	$10,591,555

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities:
Bank borrowings and current portion of long-term debt	$32,575	$416,654
Accounts payable	4,747,779	3,705,297
Other current liabilities	2,851,823	2,050,834
Total current liabilities	7,632,177	6,172,785

Long-term debt, net of current portion:
Revolving credit facility	—	—
4.625% Notes (due 2020)	500,000	500,000
5.000% Notes (due 2023)	500,000	500,000
Term Loans	1,067,500	646,135
Other long-term debt	2,520	4,838
Other liabilities	571,764	521,039

Total shareholders’ equity	2,201,679	2,246,758
Total liabilities and shareholders’ equity	$12,475,640	$10,591,555

SCHEDULE IV

FLEXTRONICS INTERNATIONAL LTD. AND SUBSIDIARIES

NOTES TO SCHEDULES I, II, & III

(1) To supplement Flextronics’s unaudited selected financial data presented on a basis consistent with Generally Accepted Accounting Principles (“GAAP”), the Company discloses certain non-GAAP financial measures that exclude certain charges, including non-GAAP gross profit, non-GAAP selling, general and administrative expenses, non-GAAP operating income, non-GAAP income from continuing operations, non-GAAP net income and non-GAAP net income per diluted share.  These supplemental measures exclude stock-based compensation expense, restructuring charges, intangible amortization and the related tax effects. These non-GAAP measures are not in accordance with or an alternative for GAAP, and may be different from non-GAAP measures used by other companies.  We believe that these non-GAAP measures have limitations in that they do not reflect all of the amounts associated with Flextronics’s results of operations as determined in accordance with GAAP and that these measures should only be used to evaluate Flextronics’s results of operations in conjunction with the corresponding GAAP measures.  The presentation of this additional information is not meant to be considered in isolation or as a substitute for the most directly comparable GAAP measures.  We compensate for the limitations of non-GAAP financial measures by relying upon GAAP results to gain a complete picture of the Company’s performance.

In calculating non-GAAP financial measures, we exclude certain items to facilitate a review of the comparability of the Company’s operating performance on a period-to-period basis because such items are not, in our view, related to the Company’s ongoing operational performance.  We use non-GAAP measures to evaluate the operating performance of our business, for comparison with forecasts and strategic plans, for calculating return on investment, and for benchmarking performance externally against competitors.  In addition, management’s incentive compensation is determined using certain non-GAAP measures.  Also, when evaluating potential acquisitions, we exclude certain of the items described below from consideration of the target’s performance and valuation.  Since we find these measures to be useful, we believe that investors benefit from seeing results “through the eyes” of management in addition to seeing GAAP results.  We believe that these non-GAAP measures, when read in conjunction with the Company’s GAAP financials, provide useful information to investors by offering:

•                  the ability to make more meaningful period-to-period comparisons of the Company’s on-going operating results;

•                  the ability to better identify trends in the Company’s underlying business and perform related trend analyses;

•                  a better understanding of how management plans and measures the Company’s underlying business; and

•                  an easier way to compare the Company’s operating results against analyst financial models and operating results of competitors that supplement their GAAP results with non-GAAP financial measures.

The following are explanations of each of the adjustments that we incorporate into non-GAAP measures, as well as the reasons for excluding each of these individual items in the reconciliations of these non-GAAP financial measures:

Stock-based compensation expense consists of non-cash charges for the estimated fair value of stock options and unvested restricted share unit awards granted to employees and assumed in business acquisitions.  The Company believes that the exclusion of these charges provides for more accurate comparisons of its operating results to peer companies due to the varying available valuation methodologies, subjective assumptions and the variety of award types.  In addition, the Company believes it is useful to investors to understand the specific impact stock-based compensation expense has on its operating results.

Restructuring charges include severance, asset impairment, lease termination, contract and product exit costs and other charges primarily related to the closures and consolidations of various manufacturing facilities. These costs may vary in size based on the Company’s restructuring activities, and are not directly related to ongoing or core business results, and do not reflect expected future operating expenses. These costs are excluded by the Company’s management in assessing current operating performance and forecasting its earnings trends, and are therefore excluded by the Company from its non-GAAP measures.

Intangible amortization consists of non-cash charges that can be impacted by the timing and magnitude of acquisitions.  The Company considers its operating results without these charges when evaluating its ongoing performance and forecasting its earnings trends, and therefore excludes such charges when presenting non-GAAP financial measures.  The Company believes that the assessment of its operations excluding these costs is relevant to its assessment of internal operations and comparisons to the performance of its competitors.

Adjustment for taxes relates to the tax effects of the various adjustments that we incorporate into non-GAAP measures in order to provide a more meaningful measure on non-GAAP net income and certain adjustments related to non-recurring settlements of tax contingencies.

Recognition of contractual obligation – see item (3) below.

For the twelve-month period ended March 31, 2014, Free Cash Flow was $701 million consisting of GAAP net cash flows from operating activities of $1.2 billion less purchases of property and equipment net of dispositions of $515 million. We believe Free Cash Flow is an important liquidity metric because it measures, during a given period, the amount of cash generated that is available to repay debt obligations, make investments, fund acquisitions and for certain other activities.  Since Free Cash Flow includes investments in operating assets, we believe this non-GAAP liquidity measure is useful in addition to the most directly comparable GAAP measure – “net cash flows provided by operating activities.”

(2) Weighted average ordinary shares used for calculating GAAP EPS for the quarter ended March 31, 2013 were the same for basic and diluted due to the net loss recognized during the period.

(3) In accordance with a manufacturing agreement the Company has recognized a $55 million charge for a contractual obligation.  The expense is included in other charges (income), net in the consolidated statements of operations for the quarter ended March 31, 2014.  The Company and the customer are finalizing an amendment to the manufacturing agreement, which is expected to include a waiver of the $55 million obligation.  The Company expects to amend the agreement in the first quarter of fiscal year 2015 and when it is executed, the Company will reverse this charge with no impact to cash.